UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 4, 2016

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MPLX LP
(Exact name of registrant as specified in its charter)

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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 672-6500
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2016, Nancy K. Buese informed the management of MPLX GP LLC, the general partner (the “General Partner”) of MPLX LP (the “Partnership”) that she had accepted a position with another company and therefore would no longer be serving in her position as principal financial officer of the Partnership.

Effective October 6, 2016, Ms. Buese ceased to serve as the principal financial officer of the Partnership as the board of directors of MPLX GP LLC, the General Partner of the Partnership, appointed Pamela K.M. Beall, executive vice president of corporate planning and strategy of the General Partner, to serve as executive vice president and chief financial officer of the General Partner. In her new role, Ms. Beall serves as the principal financial officer of the Partnership. Ms. Beall will continue to serve on the board of directors of the General Partner.

Prior to assuming the position of executive vice president of corporate planning and strategy of the General Partner on January 1, 2016, Ms. Beall, age 60, served as president of the General Partner beginning in January 2014. Also in January 2014, Ms. Beall was named senior vice president, corporate planning, government and public affairs of Marathon Petroleum Corporation (“MPC”), a petroleum refining, marketing and transportation company and the parent of the General Partner. Ms. Beall began her career with Marathon Oil Company in 1978 before transferring to USX Corporation as general manager, treasury services. She was vice president and treasurer at NationsRent, Inc. and OHM Corporation, and served on the boards of directors of System One Services, Inc. and Boyle Engineering. Ms. Beall rejoined Marathon Oil Company in 2002 and served as organizational vice president, business development - downstream for Marathon Petroleum Company LLC in 2006. Ms. Beall was named vice president of global procurement for Marathon Oil Company in 2007, vice president of products, supply & optimization for Marathon Petroleum Company LLC in 2010 and vice president, investor relations and government & public affairs of MPC in 2011. Ms. Beall graduated from The University of Findlay with a bachelor’s degree in accounting and received a master’s degree in business administration from Bowling Green State University. Ms. Beall is licensed as a certified public accountant in Ohio (inactive). Ms. Beall serves on the board of trustees of The University of Findlay and is a member of The Ohio Society of CPAs. Ms. Beall currently serves on the board of directors of National Retail Properties, Inc.

Neither the Partnership, the General Partner nor any of the Partnership’s subsidiaries have employees. MPC has the contractual responsibility for providing the employees and other personnel, including executive officers such as Ms. Beall, necessary to conduct the Partnership’s operations. Ms. Beall will continue to receive an annual base salary from MPC and is eligible to participate in MPC’s annual cash bonus program and long-term incentive compensation plan, as well as other benefit plans and programs such as health and life insurance, income protection by means of long-term and short-term disability and retirement and severance benefits plans. Ms. Beall is also eligible to participate in the Partnership’s long-term incentive compensation plan. Through its affiliates, MPC owns 100% of the General Partner of the Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: October 11, 2016	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President and Corporate Secretary